EXHIBIT 10.04



                       CONSULTING & NON-COMPETE AGREEMENT

        This agreement ("Agreement"), made and entered into this 20 day of May, 1996, by and between Duncan Hill Co., Ltd., an Ohio corporation whose offices are at 7245 Whipple Ave. N.W., North Canton, Ohio 44720 (the "Company") and Jane Martin, whose office is 816 Silvia St., 800B, Trenton, N.J. 08628, (the "Consultant").

        WHEREAS, on May 20, 1996 the Company entered into an Asset Purchase Agreement For the purchase of all assets of The Natural Baby Co., Inc., ("Asset Purchase Agreement") and

        WHEREAS, the Consultant is the President and majority shareholder of The Natural Baby Co., Inc., and

        WHEREAS, the Consultant has expert knowledge in, and has been essential to, the merchandise selection, copywriting, and production of the Natural Baby Catalogs ("Catalog"), and

        WHEREAS, Consultant has agreed to serve as a full time Consultant and contractor to the Company on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein, the parties hereto agree as follows:

        1. RETENTION AND DUTIES. The Company agrees to and does hereby retain the Consultant, and the Consultant agrees to and does hereby accept a full time engagement with the Company for a period of two (2) years commencing from the date of closing of the Asset Purchase Agreement hereof ("Consulting Period"); subject, however, to earlier termination pursuant to Section 5. During the Consulting Period, Consultant shall perform such duties as are from time to time delegated to her Jeanne or Bill Miller and limited to the following:

        (a) To assist in the development of the annual Catalog Plan consisting of the analysis of sales patterns, product sales performance, product profitability, and identification of overall trends necessary for the merchandising and design of the Catalog.


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        (b)    Plan and select merchandise to be featured in the Catalog;
               negotiation of prices, terms, and deliveries with selected vendors; completion of vendor information sheets required by the Company to conduct ongoing purchasing activity.

        (c) Implement the Catalog Plan by planning, scheduling, obtaining quotations, and generally supervising activities related to the creation and production of each Catalog printing.

        (d) Supervise the Catalog graphic design and layout; select models and supervise the photography of products.

        (e) Scheduling the printing and production of the Catalog to completion or assist the Company in such activity should print production functions be consolidated with other Company activity.

Such duties may also include, among other things, travel from time to time. During the Consulting Period, Consultant, shall devote her full time and effort for the benefit of the Company.

        2.     COMPENSATION.

        (a) PAYMENT. During the Consulting Period, the Consultant shall be compensated at a rate of Sixty Five Thousand Dollars ($65,000) per year, payable in equal monthly payments of $5,416.67, for services rendered herein.

        (b) BENEFITS. The Consultants agrees to act as an independent contractor under the terms and conditions of this agreement but shall be entitled to participate in employee benefit programs such as group health, accident or life insurance plans, group medical and hospitalization plans and other similar benefits, as may be available to consultants and the executive employees of the Company.

        (c) EXPENSES. Company shall pay or reimburse Consultant for reasonable and necessary expenses incurred by it in connection with its duties herein, upon submission by the Consultant to the Company of such written evidence of expense as the Company may require. Expenses in excess of $250 shall require prior written approval of the Company.

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        3. NON-COMPETITION. Consultant agrees to be bound by the Non-Competition
Agreement Exhibit 1, made a part of this agreement by attachment.

        4. INCAPACITY. In the event that Consultant shall become incapacitated for 60 consecutive days through accident, sickness or otherwise and thereby be prevented from performing the duties hereunder, Consultant shall not be entitled to the compensation provided for hereunder for the period in which the Consultant is incapacitated.

        5. TERMINATION. Except as hereinafter provided, this Agreement may be terminated by the Company only for cause, or by the Consultant, with or without cause, upon giving one hundred and twenty (120) days written notice to the other party. In addition, this Agreement shall be terminated immediately upon the occurrence of any of the following events:

        (a) If the Consultant shall completely neglect her duties or devote all of her time or attention to other interests, for a continuous period of more than thirty (30) days, after 30 days notice to remedy.

Further, this Agreement may be terminated by the sole discretion of the Company, with 30 days notice, upon the occurrence of any of the following events:

        (b) If the Consultant shall be in material breach of or default under any provision of this Agreement; or

        (c) If the Seller shall be in material breach of or default under any provision of the Asset Purchase Agreement; or

        (d) If the Board of Directors of the Company determine to sell or otherwise dispose of substantially all of the assets of the Company, or distribute the assets of the Company to the stockholders in liquidation, however, employee shall then receive her remaining contract compensation; or

        (e) In the event the Consultant shall be convincted of a crime or moral turpitude in the rendering of service on behalf of the Company.

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If this Agreement is terminated pursuant to Section 5 hereof, Consultant shall be paid her compensation to the date of such termination.

        6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the residence of Consultant; to Duncan Hill Co., Ltd. at their corporate office.

        7. ENTIRE AGREEMENT; WAIVER. This Agreement contains the entire understanding of the parties and may not be changed orally but only by an agreement in writing; signed by both parties. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

        8. APPLICABLE LAW. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey.

        IN WITNESS WHEREOF, the Company has caused this instrument to be signed by a duly authorized officer of the Company and Consultant has hereunder set her hand the day and year first above written.

                                     DUNCAN HILL CO., LTD.

                                     By:
                                         ---------------------------------
                                         William L. Miller, President

                              and


                                         ---------------------------------
                                            Jane Martin


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